Exhibit 99.1

April 22, 2026

Press Release

Source:                Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES RESULTS FOR FIRST QUARTER OF 2026

●	173 consecutive quarters of profitability
●	Closed the acquisition of Middlefield Banc Corp. on March 2, 2026
●	EPS was $0.36 for the quarter, $0.45 excluding acquisition and core conversion costs (non-GAAP)
●	Net interest margin increased to 3.12% in the first quarter of 2026 from 3.05% in the fourth quarter of 2025 and 2.85% in the first quarter of 2025
●	Return on average assets was 1.11% in the first quarter of 2026, 1.37% excluding acquisition/core conversion costs (non-GAAP)

CANFIELD, Ohio (April 22, 2026) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) reported net income of $16.3 million, or $0.36 per diluted share, for the first quarter of 2026 compared to $13.6 million, or $0.36 per diluted share, for the first quarter of 2025. Net income in the first quarter of 2026 included $4.0 million related to the acquisition of Middlefield Banc Corp. (Middlefield) and core conversion costs. Excluding these items (non-GAAP), adjusted net income for the first quarter of 2026 was $20.0 million, or $0.45 per diluted share.

Kevin J. Helmick, President and CEO, stated: “Farmers is off to a solid start in 2026, highlighted by the successful completion of the Middlefield acquisition and continued strength across our core Ohio and Pennsylvania markets. We are focused on successfully integrating Middlefield into our operations and completing our core technology conversion, both of which are expected to be completed in the third quarter of 2026. In addition, we are well positioned to capitalize on our expanded presence in Columbus, Ohio, as a result of recent investments and the Middlefield acquisition. Combined, we believe these actions position Farmers for continued profitable growth and value creation.”

Balance Sheet

Total assets increased to $7.18 billion at March 31, 2026, from $5.25 billion at December 31, 2025, primarily due to the Middlefield acquisition which added $1.82 billion in assets. Total loans, net of allowance, increased to $4.75 billion at March 31, 2026, from $3.27 billion at December 31, 2025. Middlefield added $1.49 billion in total loans at the date of closing.

Securities available for sale increased to $1.48 billion at March 31, 2026, compared to $1.34 billion at December 31, 2025. Middlefield added $152.8 million to the total. The Company anticipates continued rate volatility in the bond market in 2026, which will continue to affect the value of the portfolio.

Total deposits were $5.92 billion at March 31, 2026, an increase of $1.58 billion from December 31, 2025. The increase was primarily due to Middlefield, which added $1.49 billion in deposits, as well as seasonal growth in public funds.

Total stockholders’ equity increased to $766.9 million at March 31, 2026, compared to $485.7 million at December 31, 2025. The increase was primarily driven by the acquisition of Middlefield.

Credit Quality

Non-performing loans increased from $26.2 million at December 31, 2025, to $59.9 million at March 31, 2026. The increase was due to the acquisition of Middlefield. Nonperforming loans to total loans were 1.25% at March 31, 2026 compared to 0.79% at December 31, 2025. The Company’s loans which were 30-89 days delinquent were $14.7 million at March 31, 2026, or 0.31% of total loans, compared to $16.9 million at December 31, 2025.

The provision for credit losses and unfunded commitments was a recovery of $1.0 million in the first quarter of 2026 compared to a recovery of $204,000 in the first quarter of 2025. The provision in the first quarter of 2026 was positively impacted by improvements in qualitative factors in the Company’s CECL model. Annualized net charge-offs as a percentage of average loans were 0.05% in the first quarter of 2026, compared to 0.04% in the first quarter of 2025. The allowance for credit losses to total loans was 1.14% at March 31, 2026, compared to 1.11% at December 31, 2025. With the addition of Middlefield, the Company established a Day 1 allowance for credit losses of $19.3 million for the Middlefield loan balances. This was the primary reason for the increase in the allowance for loan losses to loans ratio in the first quarter.

Net Interest Income

Net interest income increased to $42.6 million in the first quarter of 2026, compared to $34.2 million in the first quarter of 2025. Average interest earning assets increased to $5.55 billion in the first quarter of 2026 compared to $4.89 billion in the first quarter of 2025. The increase was primarily driven by the acquisition of Middlefield. The net interest margin improved to 3.12% in the first quarter of 2026 compared to 2.85% in the first quarter of 2025. The year-over-year increase in net interest margin was due to the acquisition and higher yields on earning assets and lower funding costs on interest bearing liabilities. The Company expects the net interest margin to expand by approximately 25 basis points in the second quarter of 2026 as the full impact of the Middlefield acquisition is realized. The yield on interest earning assets increased from 4.74% in the first quarter of 2025 to 4.89% in the first quarter of 2026, while the cost of interest-bearing liabilities declined from 2.52% in the first quarter of 2025 to 2.35% in the first quarter of 2026. Excluding acquisition marks, non-GAAP, the Company’s net interest margin was 2.99% in the first quarter of 2026, and 2.67% in the first quarter of 2025.

Noninterest Income

Noninterest income increased to $13.7 million in the first quarter of 2026 from $10.5 million in the first quarter of 2025. The increase was driven by the Middlefield acquisition, growth in the wealth lines of business and lower losses on the sale of securities. Service charge income increased to $2.0 million in the first quarter of 2026 compared to $1.8 million in the first quarter of 2025 primarily due to the acquisition. Bank owned life insurance income was $1.5 million in the first quarter of 2026 compared to $810,000 in the first quarter of 2025. Death claims were higher by $416,000 in 2026 compared to 2025 and the addition of Middlefield was primarily responsible for the remaining difference. Trust fees increased to $3.0 million in the first quarter of 2026 from $2.6 million in the first quarter of 2025 as the Company continues to show excellent growth in this business unit. Losses on the sale of securities were $18,000 in the first quarter of 2026, down from a loss of $1.3 million in the first quarter of 2025. The Company restructured $23.8 million of securities at the end of the first quarter of 2025 resulting in the loss realized on the sale. Investment commissions increased $342,000 from the first quarter of 2025 to first quarter of 2026 as the Company continued to add investment representatives to the program. Other mortgage banking income was $477,000 in the first quarter of 2026 compared to $147,000 in the first quarter of 2025. This increase was primarily due to the Company recovering $303,000 of mortgage servicing rights impairment in the first quarter of 2026. Other noninterest income declined to $898,000 in the first quarter of 2026 compared to $1.2 million in the first quarter of 2025 primarily due to lower SBIC income in 2026.

Noninterest Expense

Noninterest expense increased to $37.3 million in the first quarter of 2026 from $28.5 million in the first quarter of 2025 primarily as a result of the Middlefield acquisition and the recognition of $4.0 million in acquisition and core conversion costs in the first quarter of 2026. Salaries and employee benefits increased to $18.5 million in the first quarter of 2026 from $16.2 million in the first quarter of 2025. The increase was primarily driven by annual raises and the acquisition. Occupancy and equipment expense increased by $988,000 in the first quarter of 2026 from the first quarter of 2025 primarily as a result of the acquisition and higher building maintenance costs due to more severe winter weather conditions. FDIC insurance and state and local taxes were $1.6 million in the quarter ended March 31, 2026, an increase of $341,000 from the quarter ending March 31, 2025 due to the acquisition and increased franchise tax due to higher levels of capital year-over-year. Core processing expense increased to $1.8 million in the first quarter of 2026 compared to $1.4 million in the first quarter of 2025. The increase was due to the acquisition and a lower level of service credits in 2026. Other noninterest expense increased by $650,000 to $3.8 million in the first quarter of 2026 primarily as a result of the acquisition and timing issues.

Liquidity

The Company had access to an additional $788.9 million in FHLB borrowing capacity at March 31, 2026, along with $446.6 million in available for sale securities that are available for pledging. The Company’s loan to deposit ratio was 81.1% at March 31, 2026.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $7.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 83 banking locations in Ohio and western Pennsylvania, and Farmers Trust Company, which operates trust offices and offers services in the same geographic markets. Total wealth management assets under care at March 31, 2026 are $4.9 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding acquisition costs and certain items, return on average equity excluding acquisition costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, U.S. and foreign country tariff policies, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Total interest income	$67,117	$59,418	$59,366	$57,702	$57,305
Total interest expense	24,549	22,398	23,059	22,781	23,110
Net interest income	42,568	37,020	36,307	34,921	34,195
Provision (credit) for credit losses	(1,034)	2,306	1,419	3,548	(204)
Noninterest income	13,688	12,098	11,430	12,122	10,481
System conversion / Acquisition related costs	3,981	925	3,123	0	0
Other expense	33,337	28,153	28,556	27,175	28,526
Income before income taxes	19,972	17,734	14,639	16,320	16,354
Income taxes	3,708	3,096	2,178	2,410	2,776
Net income	$16,264	$14,638	$12,461	$13,910	$13,578

Average diluted shares outstanding	44,874	37,705	37,677	37,622	37,626
Basic earnings per share	0.36	0.39	0.33	0.37	0.36
Diluted earnings per share	0.36	0.39	0.33	0.37	0.36
Cash dividends per share	0.17	0.17	0.17	0.17	0.17
Performance Ratios
Net Interest Margin (Annualized)	3.12%	3.05%	3.00%	2.91%	2.85%
Efficiency Ratio (Tax equivalent basis)	63.97%	57.11%	62.66%	56.66%	59.60%
Efficiency Ratio (Tax equivalent basis) excluding core conversion, acquisition costs and other extraordinary items (b)	56.96%	55.00%	56.43%	55.66%	59.57%
Return on Average Assets (Annualized)	1.11%	1.12%	0.96%	1.08%	1.06%
Return on Average Equity (Annualized)	11.55%	12.17%	11.26%	13.08%	13.12%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.15%	1.16%	1.00%	1.13%	1.10%
Return on Average Tangible Equity	18.13%	19.90%	19.46%	23.37%	24.02%

Consolidated Statements of Financial Condition
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Assets
Cash and cash equivalents	$186,083	$92,357	$92,345	$90,740	$113,256
Debt securities available for sale	1,484,198	1,343,457	1,301,766	1,274,899	1,281,413
Other investments	54,858	45,397	44,245	42,410	40,334

Loans held for sale	1,919	1,516	4,975	2,174	2,973
Loans	4,800,064	3,304,713	3,337,780	3,303,359	3,251,391
Less allowance for credit losses	54,684	36,811	39,528	38,563	35,549
Net Loans	4,745,380	3,267,902	3,298,252	3,264,796	3,215,842

Other assets	703,038	495,241	493,992	503,409	503,222
Total Assets	$7,175,476	$5,245,870	$5,235,575	$5,178,428	$5,157,040

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$1,334,021	$994,122	$994,604	$995,865	$979,142
Interest-bearing	4,587,364	3,348,656	3,405,911	3,325,564	3,342,182
Brokered time deposits	0	0	0	74,988	159,964
Total deposits	5,921,385	4,342,778	4,400,515	4,396,417	4,481,288
Other interest-bearing liabilities	435,108	367,733	321,581	289,428	188,275
Other liabilities	52,093	49,634	47,530	54,835	58,343
Total liabilities	6,408,586	4,760,145	4,769,626	4,740,680	4,727,906
Stockholders' Equity	766,890	485,725	465,949	437,748	429,134
Total Liabilities
and Stockholders' Equity	$7,175,476	$5,245,870	$5,235,575	$5,178,428	$5,157,040

Period-end shares outstanding	59,215	37,653	37,647	37,642	37,615
Book value per share	$12.95	$12.90	$12.38	$11.63	$11.41
Tangible book value per share (Non-GAAP)*	7.74	7.98	7.44	6.67	6.42

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Capital and Liquidity	2026	2025	2025	2025	2025
Common Equity Tier 1 Capital Ratio (a)	11.77%	12.02%	11.62%	11.56%	11.44%
Total Risk Based Capital Ratio (a)	14.72%	15.46%	15.08%	15.04%	14.87%
Tier 1 Risk Based Capital Ratio (a)	12.27%	12.51%	12.10%	12.05%	11.92%
Tier 1 Leverage Ratio (a)	8.92%	8.92%	8.75%	8.67%	8.52%
Equity to Asset Ratio	10.69%	9.26%	8.90%	8.45%	8.32%
Tangible Common Equity Ratio (b)	6.68%	5.94%	5.54%	5.03%	4.86%
Net Loans to Assets	66.13%	62.29%	63.00%	63.05%	62.36%
Loans to Deposits	81.06%	76.10%	75.85%	75.14%	72.55%
Asset Quality
Non-performing loans	$59,854	$26,215	$35,344	$27,819	$20,724
Non-performing assets	59,977	26,370	35,519	28,052	20,902
Loans 30 - 89 days delinquent	14,700	16,947	16,083	17,727	11,192
Charged-off loans	729	5,192	869	748	698
Recoveries	285	295	333	176	362
Net Charge-offs	444	4,897	536	572	336
Annualized Net Charge-offs to Average Net Loans	0.05%	0.59%	0.07%	0.07%	0.04%
Allowance for Credit Losses to Total Loans	1.14%	1.11%	1.18%	1.17%	1.09%
Non-performing Loans to Total Loans	1.25%	0.79%	1.06%	0.84%	0.64%
Loans 30 - 89 Days Delinquent to Total Loans	0.31%	0.51%	0.48%	0.54%	0.34%
Allowance to Non-performing Loans	91.36%	140.42%	111.84%	138.62%	171.54%
Non-performing Assets to Total Assets	0.84%	0.50%	0.68%	0.54%	0.41%

(a) September 30, 2025 ratio is estimated
(b) This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
End of Period Loan Balances	2026	2025	2025	2025	2025
Commercial real estate	$2,078,421	$1,398,116	$1,428,583	$1,385,162	$1,370,661
Commercial	591,406	340,224	351,213	363,009	336,600
Residential real estate	1,219,766	850,300	850,112	849,443	846,639
HELOC	349,656	181,544	176,609	171,312	161,991
Consumer	265,136	257,795	251,557	253,363	257,310
Agricultural loans	284,014	265,565	269,025	270,599	267,737
Total, excluding net deferred loan costs	$4,788,399	$3,293,544	$3,327,099	$3,292,888	$3,240,938

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
End of Period Customer Deposit Balances	2026	2025	2025	2025	2025
Noninterest-bearing demand	$1,334,021	$994,122	$994,604	$995,866	$979,142
Interest-bearing demand	1,698,780	1,377,520	1,443,422	1,388,596	1,468,424
Money market	1,395,660	795,631	761,788	748,770	718,083
Savings	576,089	408,743	410,165	416,795	416,162
Certificate of deposit	916,835	766,762	790,536	771,403	739,512
Total customer deposits	$5,921,385	$4,342,778	$4,400,515	$4,321,430	$4,321,323

Memo: Public funds included in above numbers	$1,056,571	$773,896	$867,253	$801,561	$873,200

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Noninterest Income	2026	2025	2025	2025	2025
Service charges on deposit accounts	$1,966	$1,831	$1,874	$1,749	$1,758
Bank owned life insurance income, including death benefits	1,492	891	852	832	810
Trust fees	3,030	3,079	2,745	2,596	2,641
Insurance agency commissions	1,683	1,567	1,395	1,828	1,741
Security gains (losses), including fair value changes for equity securities	(18)	(7)	(927)	36	(1,313)
Retirement plan consulting fees	886	1,009	1,060	783	798
Investment commissions	871	706	658	721	529
Net gains on sale of loans	380	436	559	329	326
Other mortgage banking fee income (loss), net	477	106	192	27	147
Debit card and EFT fees	2,023	1,956	2,068	2,017	1,866
Other noninterest income	898	523	954	1,204	1,178
Total Noninterest Income	$13,688	$12,097	$11,430	$12,122	$10,481

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Noninterest Expense	2026	2025	2025	2025	2025
Salaries and employee benefits	$18,511	$15,397	$15,992	$14,722	$16,166
Occupancy and equipment	5,126	4,456	4,370	4,119	4,138
FDIC insurance and state and local taxes	1,603	925	1,212	1,262	1,262
Professional fees	1,112	1,179	990	1,026	1,196
System conversion / Merger related costs	3,981	925	3,123	0	0
Advertising	544	449	466	454	456
Intangible amortization	865	711	718	735	735
Core processing charges	1,750	1,391	1,412	1,401	1,397
Other noninterest expenses	3,826	3,646	3,396	3,456	3,176
Total Noninterest Expense	$37,318	$29,079	$31,679	$27,175	$28,526

Average Balance Sheets and Related Yields and Rates
(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	March 31, 2026			March 31, 2025
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,811,021	$55,214	5.80%	$3,261,908	$46,810	5.74%
Taxable securities	1,177,183	7,773	2.64	1,135,580	7,096	2.50
Tax-exempt securities (2)	403,587	3,415	3.38	377,078	2,990	3.17
Other investments	51,720	761	5.89	44,170	541	4.90
Federal funds sold and other	102,808	681	2.65	73,575	510	2.77
Total earning assets	5,546,319	67,844	4.89	4,892,311	57,947	4.74
Nonearning assets	315,777			226,456
Total assets	$5,862,096			$5,118,767
INTEREST-BEARING LIABILITIES
Time deposits	$811,760	$6,629	3.27%	$733,406	$6,632	3.62%
Brokered time deposits	0	0	0.00	143,393	1,538	4.29
Savings deposits	1,490,444	6,507	1.75	1,115,259	4,012	1.44
Demand deposits - interest bearing	1,447,299	7,304	2.02	1,377,522	7,535	2.19
Total interest-bearing deposits	3,749,503	20,440	2.18	3,369,580	19,717	2.34

Short term borrowings	333,056	3,135	3.77	218,444	2,417	4.43
Long term borrowings	89,218	974	4.37	86,209	976	4.53
Total borrowed funds	422,274	4,109	3.89	304,653	3,393	4.45

Total interest-bearing liabilities	4,171,777	24,549	2.35	3,674,233	23,110	2.52

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	1,102,395			977,619
Other liabilities	24,876			52,894
Stockholders' equity	563,048			414,021
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$5,862,096			$5,118,767
Net interest income and interest rate spread		$43,295	2.54%		$34,837	2.22%
Net interest margin			3.12%			2.85%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2025, adjustments of $110,000 and $523,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2024, adjustments of $71,000 and $536,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Total Assets	$7,175,476	$5,245,870	$5,235,575	$5,178,428	$5,157,040
Less Goodwill and other intangibles	308,463	185,301	186,013	186,731	187,466
Tangible Assets	$6,867,013	$5,060,569	$5,049,562	$4,991,697	$4,969,574
Average Assets	5,862,096	5,225,497	5,178,998	5,132,661	5,118,767
Less average Goodwill and other intangibles	204,198	186,844	186,479	187,209	187,947
Average Tangible Assets	$5,657,898	$5,038,653	$4,992,519	$4,945,452	$4,930,820

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Stockholders' Equity	$766,890	$485,725	$465,949	$437,748	$429,134
Less Goodwill and other intangibles	308,463	185,301	186,013	186,731	187,466
Tangible Common Equity	$458,427	$300,424	$279,936	$251,017	$241,668
Average Stockholders' Equity	563,048	481,061	442,556	425,249	414,021
Less average Goodwill and other intangibles	204,198	186,844	186,479	187,209	187,947
Average Tangible Common Equity	$358,850	$294,217	$256,077	$238,040	$226,074

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Net income	$16,264	$14,638	$12,461	$13,910	$13,578
System conversion / Acquisition related costs - after tax	3,730	398	2,467	0	0
Net loss (gain) on asset/security sales - after tax	22	113	760	(137)	1,056
Net income - Adjusted	$20,016	$15,149	$15,688	$13,773	$14,634
Diluted EPS excluding merger and certain items	$0.45	$0.40	$0.42	$0.37	$0.39
Return on Average Assets excluding system conversion, merger and certain items (Annualized)	1.37%	1.16%	1.21%	1.07%	1.14%
Return on Average Equity excluding system conversion, merger and certain items (Annualized)	14.22%	12.60%	14.18%	12.96%	14.14%
Return on Average Tangible Equity excluding system conversion, merger costs and certain items (Annualized)	22.31%	20.60%	24.51%	23.14%	25.89%

Efficiency ratio excluding certain items	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Net interest income, tax equated	$43,295	$37,653	$36,940	$35,554	$34,837
Noninterest income	13,688	12,097	11,430	12,122	10,481
Net loss (gain) on asset/security sales	28	143	962	(173)	1,337
Net interest income and noninterest income adjusted	57,011	49,893	49,332	47,503	46,655
Noninterest expense less intangible amortization	36,453	28,368	30,961	26,440	27,791
System conversion / Acquisition related costs	3,981	925	3,123	0	0
Noninterest expense adjusted	32,472	27,443	27,838	26,440	27,791
Efficiency ratio excluding certain items	56.96%	55.00%	56.43%	55.66%	59.57%

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Net interest income, tax equated	$ 43,295	$ 37,653	$ 36,940	$ 35,554	$ 34,837
Acquisition marks	1,817	1,894	1,677	1,731	2,151
PPP interest and fees	0	0	0	0	0
Adjusted and annualized net interest income	165,912	143,036	141,052	135,292	130,744
Average earning assets	5,546,319	4,937,016	4,922,275	4,886,771	4,892,311
Less PPP average balances	69	87	89	95	105
Adjusted average earning assets	5,546,250	4,936,929	4,922,186	4,886,676	4,892,206
Net interest margin excluding marks and PPP interest and fees	2.99%	2.90%	2.87%	2.77%	2.67%